EXHIBIT 4








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                               CAPITAL BANK, N.A.
                         FCNB CORP AMENDED AND RESTATED
                       STOCK OPTION PLAN FOR EMPLOYEES OF
                       CAPITAL BANK, NATIONAL ASSOCIATION

     FCNB Corp, ("FCNB") a Maryland corporation, FCNB Bank (the "Bank"), a Maryland chartered commercial bank with its principal office in Frederick, Maryland, and Capital Bank, National Association ("Capital"), a national banking association with its main office in Rockville, Maryland, have entered into an Agreement and Plan of Reorganization and Merger (the "Agreement") as of June 23, 1998. All capitalized terms used herein shall have the meanings assigned to them in the Agreement unless otherwise defined herein.

     Under the terms of the Agreement:

     (a) Each Capital Incentive Option ("Capital Option") outstanding under the Capital 1988 Incentive Stock Option Plan (from time to time hereinafter, as in existence prior to the Effective Time of the Merger of Capital with and into FCNB, the "Capital Plan") and which as of the Effective Time was not held by a person who is not a continuing employee of the Bank following the Effective Time, shall continue in place as an option to purchase, in place of the purchase of each share of Capital common stock, the number of shares (calculated to four decimal places and then rounded up or down to the nearest whole share) of FCNB common stock that would have been received by the holder of such Capital Option in the Merger had the option or warrant been exercised in full for shares of Capital common stock immediately prior to the Effective Time, except for appropriate pro rata adjustments as to the relevant option price for shares of FCNB common stock substituted therefor so that the aggregate exercise price of shares subject to such Capital Options immediately following the Effective Time shall be the same as the aggregate exercise price for such shares immediately prior to the Effective Time;

     (b) The number of shares (or fraction thereof) of FCNB common stock into which each share of Capital common stock shall be so converted shall be increased or decreased proportionally to reflect any stock split, stock dividend, or reclassification of FCNB common stock made or declared between the date of the Agreement and the Effective Time, and the number of shares of FCNB common stock issuable upon the exercise of the Capital Options converted into options for shares of FCNB, and the exercise price therefor, shall similarly be adjusted;

     (c) The Capital Plan shall continue in effect but no additional options shall be available for grant thereunder after the Effective Time;

     (d) From time to time after the Effective Time, FCNB shall reserve for issuance such number of shares of FCNB common stock as necessary to permit the exercise of the Capital Options and that have been converted into options for the purchase of FCNB common stock pursuant to this Agreement;

     (e) FCNB shall make all filings required under federal and state securities laws so as to permit the exercise of the Capital Options so converted and the sale of shares received by the optionees upon exercise as contemplated by the Capital Plan and the Agreement; and

     (f) Neither the Merger nor the terms of the Agreement shall limit any periods in which the Capital Options may be exercised.

     The Capital 1988 Incentive Stock Option Plan as assumed by FCNB will hereinafter be referred to from time to time to time hereinafter as the "Plan". Attached hereto as Exhibit A is a list of the outstanding options as of the Effective Time. The entire text of the Plan following the Effective Time is as follows:


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     1.   PURPOSE.

     The Plan shall be known as the FCNB Corp. Amended and Restated Stock Option Plan for Employees of Capital Bank, National Association (formerly, the Capital Bank, National Association 1988 Employee Stock Option Plan). This Plan amends and restates the Capital Bank 1988 Incentive Stock Option Plan. The purpose of this plan (the "Plan") is to secure for FCNB Corp. (the "FCNB"), the benefits of the incentive inherent in the ownership of common stock by the employees of the Company (as herein defined). The Plan is intended to provide for the grant of "incentive stock options" and "non-incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"). Each and every one of the provisions of the Plan relating to incentive stock options shall be interpreted to conform to the requirements of Section 422A of the Code. As used herein, the "Company" shall mean FCNB, any subsidiary corporations (as such terms are defined in Section 425 of the Code0, or any predecessor of any such corporations, or any corporation or any subsidiary of any corporation issuing or assuming any stock option in any transaction to which
Section 425(a) of the Code applies.

     2.   ADMINISTRATION.

     This Plan shall be administered by the Board of Directors of FCNB (the "Board") or, if the Board shall so determine, by a committee (the "Committee") of the Board. The Committee shall consist of not less than three directors of FCNB, all of whom shall be "Disinterested Persons," as herein defined. The Board shall have all power and authority to administer the Plan except to the extent that it may from time to time delegate such power and authority to the Committee.

     As used herein, the term "Disinterested Person" shall mean a member of the Board who, as of any given date is not eligible, and has not within one year prior to such date been eligible, for selection as a person to whom stock options may be granted pursuant to the Plan or pursuant to any other plan of the Company or any of its Affiliates (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder).

     Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have the authority to adopt, amend and rescind such rules, regulations and procedures as it deems necessary, desirable or advisable in the administration of the Plan, to construe and to interpret the Plan and to make all such other determinations as are deemed necessary, desirable or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee or the Board, as the case may be, shall be final, conclusive and binding upon all Participants. As used herein, "Participant" shall mean any present or former full-time, salaried employee of the Company holding any stock option granted pursuant to the Plan.

     Neither the Board nor the Committee, nor any member thereof, shall be liable for any action or determination taken or made in good faith with respect to the Plan or any stock option granted under the Plan.

     3.   SHARES OF STOCK SUBJECT TO THE PLAN.

     Subject to the adjustment provision of Section 13 hereof, the maximum number of shares which may be issued under the Plan pursuant to the exercise of both incentive and non-incentive stock options granted under the Plan shall be 11,301 shares of FCNB common stock (the "Common Stock"), which are hereby reserved for this purpose. In the event that any stock option granted under the Plan terminates, in whole or part, without having been exercised, the number of shares of Common Stock subject thereto shall not again become available for issuance under the Plan.

     4.   ELIGIBILITY.

     All full time, salaried employees of the Company shall be eligible to receive stock options under the Plan. The Committee or the board shall from time to time determine the employees of the Company who shall be granted stock options under the Plan, the number of stock options to be granted to each such employee under the Plan, and whether such stock options granted to each such employee under the Plan shall be incentive and/or non-incentive stock options. No director who is not otherwise a full-time, salaried officer or employee of the Company shall be eligible to receive stock options under the Plan. In making its selection of employees of the Company and determining the number of shares of Common Stock to be


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



granted to each such employee pursuant to each stock option granted under the plan, the Committee or the Board, as the case may be, may consider the nature of the services rendered by each such employee, each such employee's current and potential contribution to the Company, and such other factors as the Committee or the Board may, in its respective sole discretion, deem relevant.

     For incentive stock options, the aggregate fair market value, determined as of the date of grant, of the shares of Common Stock with respect to which such incentive stock options are exercisable for the first time by any Participant during any calendar year (under all plans of the company) shall not exceed $100,000.

     Directors of the Company shall be eligible to receive non-incentive stock options.

     No stock options may be granted pursuant to the Plan after January 18, 1998.

     5.   TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.

     Each incentive stock option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee or the Board, as the case may be, shall be from time to time approve, subject to prior approval, if required, by the Office of the Comptroller of the Currency. Each and every incentive stock option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

          (A)  OPTION PRICE.

               (I) Except as provided in Section 5(a)(ii) below, the exercise price per share of Common Stock for each incentive stock option granted pursuant to the Plan shall be not less than one hundred percent (100%) of the fair market value per share of Common Stock on the date the incentive stock option is granted. The determination of such fair market value made by the Board or the Committee, as the case may be, shall be final, conclusive and binding for purposes of the Plan.

               (II) The exercise price per share of Common Stock for any incentive stock option granted pursuant to the Plan to any owner of shares of the Company's stock having in excess of ten percent (10%) of the combined voting power of all classes of the Company's stock shall be not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date any such incentive stock option is granted.

          (B)  PAYMENT.

          Full payment for each share of Common Stock purchased upon the exercise of any incentive stock option granted under the plan shall be made at the time of exercise of each incentive stock option and shall be paid in cash (in United States Dollars). No shares of Common Stock shall be issued until full payment therefor has been received by the Company, and no Participant shall have any of the rights of a shareholder of Bank with respect to the option shares until such shares of Common Stock are issued to him.

          (C)  TERM.

          The term of each incentive stock option granted pursuant to the Plan shall be not more than five (5) years from the date each such incentive stock option is granted.

          (D)  EXERCISE GENERALLY.

          Except as otherwise provided in Section 7 hereof, no incentive stock option may be exercised unless the Participant shall have been in the full-time, salaried employ of the Company at all times during the period beginning with the date of grant of any such incentive stock option and ending on the date of exercise of any such incentive stock option. The Committee or the Board, as the case may be, may impose additional conditions upon the right of any Participant to


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



exercise any incentive stock option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an incentive stock option under Section 422A of the Code.

          (E)  TRANSFERABILITY.

          Any incentive stock option granted pursuant to the Plan shall be exercised during any Participant's lifetime only by the Participant to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     6.   TERMS AND CONDITIONS OF NON-INCENTIVE STOCK OPTIONS.

     Each non-incentive stock option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee or the Board, as the case may be, shall from time to time approve, subject to prior approval, if required, by the Office of the Comptroller of the Currency. Each and every non-incentive stock option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

          (A)  OPTION PRICE.

          The exercise price per share of Common Stock for each non-incentive stock option granted pursuant to the Plan shall be such price as the Committee or the Board may, in its respective sole discretion, determine, but in not event less than the fair market value of the Common Stock on the date of grant.

          (B)  PAYMENT.

          Full payment for each share of Common Stock purchased upon the exercise of any non-incentive stock option granted under the Plan shall be made at the time of exercise of each such non-incentive stock option and shall be paid in cash (in United States Dollars). No shares of Common Stock shall be issued until full payment therefor has been received by the Company, and no Participant shall have any of the rights of a shareholder of Bank with respect to the option shares until such shares of Common Stock are issued to him.

          (C)  TERM.

          The Term of each non-incentive stock option granted pursuant to the Plan shall be not more than five (5) years from the date each such non-incentive stock option is granted.

          (D)  EXERCISE GENERALLY.

          Except as otherwise provided in Section 8 hereof, no non-incentive stock option may be exercised unless the Participant shall have been in the full-time, salaried employ of the Company at all times during the period beginning with the date of grant of any such non-incentive stock option and ending on the date of exercise of any such non-incentive stock option. The Committee or the Board, as the case may be, may impose additional conditions upon the right of any Participant to exercise any non-incentive stock option granted hereunder which are not inconsistent with the terms of the Plan.

          (E)  TRANSFERABILITY.

          Any non-incentive stock option granted pursuant to the Plan shall be exercised during any Participant's lifetime only by the Participant to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

          (F)  TERMS OF NON-INCENTIVE OPTIONS GRANTED TO DIRECTORS


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

          Non-incentive stock options granted to Directors shall be for a term not more than five (5) years from the date each such non-incentive stock option is granted. In the event that a Director terminates his or her position on the Board, the Director shall have ninety days to exercise the non-incentive stock option. At the end of the ninety day period if the non-incentive stock option is not exercised, the option shall terminate. The Board may impose additional conditions upon the right of any Participant to exercise any non-incentive stock option granted hereunder which are not inconsistent with the terms of the Plan.

6. EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH ON INCENTIVE STOCK OPTIONS.

          (A)  TERMINATION OF EMPLOYMENT.

          In the event that any Participant's employment by the Company shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 105(d)(4) of the Code) or death, all of any such Participant's rights to purchase or receive shares of Common Stock pursuant thereof, as the case may be, shall automatically terminate on the date of such termination of employment. However, no termination of a Participant's incentive stock options shall occur if, and to the extent that, the Committee or the Board, as the case may be, authorizes the Participant to exercise any such incentive stock options at any time prior to the earlier of (i) the respective expiration dates of any such incentive stock options or (ii) the expiration of not more than three (3) months after the date of such termination of employment, but only if and to the extent that, the Participant was entitled to exercise any such incentive stock options at the date of such termination of employment. In the event that a subsidiary ceases to be a subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Company.

          (B)  DISABILITY.

          In the event that any Participant's employment by the Company shall terminate as the result of the Permanent and Total Disability of such Participant, such Participant may exercise any incentive stock options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such incentive stock options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Participant was entitled to exercise any such incentive stock options at the date of such termination of employment.

          (C)  DEATH.

          In the event of the death of any participant, any incentive stock options granted to any such Participant may be exercised by the person or persons to whom the Participant's rights under any such incentive stock options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such incentive stock options or (ii) the date which is six (6) months after the date of death of such Participant (or such later period not exceeding one (1) year to which the Committee or the Board may, in its respective discretion, extend such period), but only if, and to the extent that, the Participant was entitled to exercise any such incentive stock options at the date of death. For purposes of this
Section 7(c), any incentive stock option held by a Participant shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such incentive stock option at such date of death was the passage of a specified period of time.

          (D)  TERMINATION OF INCENTIVE STOCK OPTIONS.

          To the extent that any incentive stock option granted under the Plan to any Participant whose employment by the Company terminates shall not have been exercised within the applicable period set forth in this Section 7, any such incentive stock option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

7. EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH ON NON-INCENTIVE STOCK OPTIONS.

          (A)  TERMINATION OF EMPLOYMENT.

          Except as otherwise provided in this Section 8, in the event that any Participant's employment by the Company shall terminate for any reason, other than Permanent and Total Disability or death, all of any such Participant's non-incentive stock options, and all of any such Participant's rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall automatically terminate on the date of such termination of employment. However, no termination of a Participant's non-incentive stock options shall occur if, and to the extent that, the Committee or the Board, as the case may be, authorizes the Participant to exercise any such non-incentive stock options at any time prior to the earlier of (i) the respective expiration dates of any such non-incentive stock options, or (ii) the expiration of not more than (3) months after the date of such termination of employment, but only if, and to the extent that, the Participant was entitled to exercise any such non-incentive stock options at the date of such termination of employment. In the event that a subsidiary ceases to be a subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Company.

          (B)  DISABILITY.

          In the event that any Participant's employment by the Company shall terminate as the result of the Permanent and Total Disability of such Participant, such Participant may exercise any non-incentive stock options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such non-incentive stock options or (ii) the date which is (1) year after the date of such termination of employment, but only if, and to the extent that, the Participant was entitled to exercise any such non-incentive stock options at the date of such termination of employment.

          (C)  DEATH.

          In the event of the death of any participant, any non-incentive stock options granted to any such Participant may be exercised by the persons or persons to whom the Participant's rights under any such non-incentive stock options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such non-incentive stock options or (ii) the date which is six (6) months after the date of death of such Participant (or such later period not exceeding one (1) year to which the Committee or the Board may, in its respective discretion, extend such period), but only if, and to the extent that, the Participant was entitled to exercise any such non-incentive stock options at the date of death. For purposes of this Section 8(c), any non-incentive stock option held by a Participant at the date of his death shall be considered exercisable if the only unsatisfied condition precedent to the exercisability of such non-incentive stock option at such date of death was the passage of a specified period of time.

          (D)  TERMINATION FOLLOWING FIVE YEAR EMPLOYMENT.

          In the event that a Participant whose employment has terminated for any reason other than death, disability or Just Cause (as such term is defined in this Section 8(d)) shall have been continuously employed by the Company during the five (5) year period immediately preceding such termination of employment, then, in such event, such Participant shall have the right to exercise any non-incentive stock options held by him at any time prior to the earlier of (i) the respective expiration dates of any such non-incentive stock options or (ii) the expiration of not more than five (5) years after the date of such termination of employment, but only if, and to the extent that, the Participant was entitled to exercise any such non-incentive stock options at the date of such termination of employment.

          As used herein, "Just Cause" shall be defined to mean any act of a Participant or any failure to act on the part of a Participant which constitutes: (i) misfeasance or malfeasance in connection with the performance by him of his duties and responsibilities as an employee of the Company; (ii) fraud, embezzlement or breach of trust; (iii) any criminal act other than minor traffic infractions; or (iv) the willful or knowing refusal by a Participant to perform substantially all or any portion of his duties and responsibilities as an employee of the Company.


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          (E)  TERMINATION OF NON-INCENTIVE STOCK OPTIONS.

          To the extent that any non-incentive stock option granted under the Plan to any Participant whose employment by the Company terminates shall not have been exercised within the applicable period set forth in this Section 8, any such non-incentive stock option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

     9.   RESTRICTIONS ON DISPOSITION AND RESTRICTIVE LEGEND.

          (A)  RESTRICTIONS ON DISPOSITION.

          Except as otherwise expressly provided in this Section 9(a), no Participant may sell, assign, transfer, pledge, gift, hypothecate or otherwise dispose of any shares of Common Stock acquired pursuant to the exercise of any incentive stock options and/or non-incentive stock options under the Plan (the "Disposition Restriction"), without the prior written consent of the Company, until the earlier of five (5) years immediately following the date of grant of any such stock option or ninety (90) days immediately following the date of termination of the employment of the Participant. However, in the event that a Participant wishes to borrow funds for the purpose of financing the purchase of shares of Common Stock pursuant to the exercise of any incentive stock option and/or non-incentive stock option granted under the Plan, and, as a condition precedent to the making of such loan, the lender requires the shares of Common Stock to be acquired pursuant to the exercise of such stock option to be pledged as collateral for the repayment of such loan, then, in such event, such shares of Common Stock may be so pledged; provided, however, that such shares of Common Stock shall continue to be subject to the Disposition Restrictions as provided in the Plan.

          (B)  RESTRICTIVE LEGEND.

          Each and every stock certificate representing shares of Common Stock issued to any Participant during the Restriction Period shall bear the following restrictive legend (the "Restrictive Legend"):

          "The shares represented by this certificate (the "Shares") have been acquired from the Issuer pursuant to the Issuer's Employee Stock Option Plan (the "Plan"). The Shares are subject to each and every on of the terms, conditions and restrictions set forth in the Plan, and may not, in whole or in part, be sold, transferred, pledged, gifted, hypothecated or otherwise disposed of in any manner without the prior written consent of the Issuer."

          Upon  the  termination  of  the  Disposition   and   Restrictions,   a
Participant holding a stock certificate bearing the Restrictive Legend may surrender such stock certificate to the Company's transfer agent and receive in exchange therefor a stock certificate representing an identical number of shares of Common Stock without the Restrictive Legend.

          (C)  DEATH OF A PARTICIPANT.

          The  Disposition   Restrictions  shall  automatically  terminate  with
respect to any shares of Common Stock held by a Participant upon the death of such Participant.

     10.  AMENDMENT OR TERMINATION OF PLAN.

          (A)  ACTION BY BOARD OF DIRECTORS.

          The Board or the Committee, as the case may be, may, at any time, suspend or terminate the Plan or make such changes in or amendments, subject to the approval, if required, by the Office of the Comptroller of the Currency prior to implementation thereof, to the Plan as the Board may deem necessary, desirable or advisable; provided, however, that, except as provided in Section 11 hereof, neither the Board nor the Committee may, without the requisite approval of the shareholders of the Bank, (i) increase the aggregate number of shares of Common Stock subject to the Plan, (ii) change the


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



designation of the class of employees of the Company eligible to receive stock options under the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or (iv) take any action that would cause incentive stock options issued under the Plan to fail to meet the requirements of Section 422A of the Code.






                                       8

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          (B)  CHANGE IN APPLICABLE LAW.

          Notwithstanding any other provision contained in the Plan, in the event of a change in any Federal or state law, rule or regulation which would make the exercise of all or part of any previously granted incentive and/or non-incentive stock option unlawful or subject the Company to any penalty, the Committee or the Board, as the case may be, may restrict any such exercise without the consent of the Participant or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

     11.  RECAPITALIZATION, MERGER, CONSOLIDATION AND SIMILAR TRANSACTIONS.

     Except as expressly provide in this Section 11 hereof, no Participant shall have any rights by reason of the occurrence of any of the events described in this Section 11.

          (A)  ADJUSTMENT.

          Subject to any required action by the shareholders of the Company, the aggregate number of shares of Common Stock for which stock options may be granted hereunder, the number of shares of Common Stock covered by each outstanding stock option, and the exercise price per share of Common Stock of each such stock option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Company.

          (B)  CHANGE IN CONTROL.

          In the event of any Change in Control (as such term is defined in the immediately following paragraph) of Bank, then (i) any and all incentive stock options and/or non-incentive stock options outstanding pursuant to the Plan shall automatically become immediately exercisable; and (ii) neither the Board nor the Committee shall take any action pursuant to Section 11(c) hereof which would prohibit or restrict the exercise of incentive stock options or non-incentive stock options during the ninety (90) day period immediately following such change in Control.

          As used herein, the term "Change in Control" shall be defined to mean the acquisition, directly or indirectly, beneficially and/or of record, of ownership of securities of Bank representing twenty-five percent (25%) or more of the combined voting power of all classes of Bank's outstanding securities by any person, entity or group who or which, as of the effective date of the Plan, is not an Affiliate of the Company or of any of the Company's present
Affiliates, or who or which, as of the date of such acquisition, is not an Affiliate of any present Affiliate of the Company.

          (C)  CERTAIN EXTRAORDINARY CORPORATE ACTIONS.

          Subject to any required action by the shareholders of the Company and to Section 11(d) hereof, in the event of any Change of Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee or the board, in its respective discretion, shall have the power, prior or subsequent to such action or event to:

               (I) appropriately adjust the number of shares of Common Stock subject to each stock option, the exercise price per share of Common Stock, and the consideration to be given or received by Bank upon the exercise of any outstanding stock option; and

               (II) make such other adjustments in connection with the Plan as the Committee or the Board, in its respective discretion, deems necessary, desirable, appropriate or advisable; provided however, that no action shall be taken by the Committee or the Board, as the case may be, which would cause incentive stock options granted pursuant to the Plan to fail to meet the requirements of Section 422A of the Code.


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          (D)  EXTRAORDINARY CORPORATE ACTIONS WHERE BANK DOES NOT SURVIVE.

          In the event of the sale, dissolution, or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder on its terms and conditions, both as to the number of shares and otherwise; provided, however, that, if the Board of Directors does not provide for such assumption, the Board of Directors or Committee shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation, to notification thereof as soon as practicable and, thereafter, to exercise the optionee's option to purchase Shares subject thereto to the extent of any unexercised portion of the option regardless of the vesting provisions hereof or the instrument pursuant to which options are granted pursuant thereto. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

          (E)  ACCELERATION.

          The Committee and/or the board shall at all times have the power to accelerate the exercise date of stock options previously granted under the Plan.

     12.  ACQUISITION OF COMMON STOCK FOR INVESTMENT.

     Each and every Participant exercising any incentive or non-incentive stock option under the Plan may be required by the Company (i) to give a representation in writing to the effect that any shares of Common Stock being acquired pursuant to any such exercise are being acquired for the Participant's own account, for investment and not with a view to or for resale in connection with the distribution of all or any party thereof, and (ii) to covenant and agree as to the time and circumstances of disposition of the shares of Common Stock being acquired by such exercise, including without limitation those restrictions on disposition set forth in Section 9 hereof.

     13.  UNSECURED OBLIGATION.

     No Participant under the Plan shall have any interest in any fund or special asset of the Company by reason of the Plan or the grant of any incentive or non-incentive stock option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any incentive or non-incentive stock option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

     14.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the District of Columbia.

     15.  EFFECTIVE DATE.

     The effective date of the Plan shall be April 1, 1988


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